Nixon, Hargrave, Devans & Doyle LLP
                 Attorneys and Counsellors at Law
                          Clinton Square
                       Post Office Box 1051
                  Rochester, New York 14603-1051
                          (716) 263-1000
                        Fax: (716)263-1600


                         February 10, 1997


United States Securities and
     Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Mark S. Britton
     Mail Stop 7-6

     Re:  Home Properties of New York, Inc.
          Amendment No. 2 to Form S-3, filed November 20, 1996,
              File No. 333-2672
          Amendment No. 2 to Form S-3, filed November 20, 1996,
              File No. 333-2674
          Form 10-K/A for the fiscal year ended December 31, 1995 Form 8-K/A filed November 13, 1995
          Form 8-K/A filed March 15, 1996
          Form 10-Q for the quarter ended March 31, 1996
          Form 10-Q for the quarter ended June 30, 1996
          Form 10-Q for the quarter ended September 30, 1996
              File No. 1-13136

Ladies and Gentlemen:

          On behalf of Home Properties of New York, Inc. (the "Company"), we are filing, marked to show changes, Amendment No. 3 to the Company's Registration Statement on Form S-3, File No. 333-2672 (the "Resale Registration"), and Amendment No. 3 to the Company's Registration Statement on Form S-3, File No. 333-2674 (the "Capital Registration"). Previously submitted for filing were Form 8-K dated January 5, 1996 and filed December 6, 1996, which form was amended by Form 8-K/A filed February 4, 1997, and Amendment No. 1 to the Company's Form 10-Q for the quarter ending September 30, 1996.

          The following information responds to the comments of the staff of the Securities and Exchange Commission in their letter of December 5, 1996 (the "Comment Letter"). The numbering of the responses corresponds to the numbering of the comments in the Comment Letter.

OUTSIDE FRONT COVER PAGE OF PROSPECTUS



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
          1. During subsequent telephone conversations, the staff indicated that this comment should not have been included and does not require a response.


DOCUMENTS INCORPORATED BY REFERENCE, PAGE 2 (333-2672),
  PAGE 3 (333-2674)

          2.   The requested references have been added.

          3.   The date September 14, 1995 has been corrected to read May
16, 1995.

          4.   The requested references have been added.

          5. The requested reference has been added along with references to Forms 8-K and 8-K/A filed after November 14, 1996.

PLAN OF DISTRIBUTION, PAGE 40 (333-2674)

          6. The transactions contemplated where sales may be made at negotiated prices are those where certain factors involved in the transaction, such as a significant investment by a limited number of investors or reduced transaction costs because of the manner in which the transaction arose, justify the Company selling securities at a price that varies from the trading price of the Company's stock. Also, in the event that the Company sells securities other than its Common Stock, it will have to negotiate the price of the securities sold.

FINANCIAL STATEMENTS

          7. The requested financial statements were filed with Form 8-K/A dated January 5, 1996 and filed February 4, 1997.

          8.   The requested consents have been provided.

          9. The consents of the independent public accountants are currently dated.

FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1996

FINANCIAL STATEMENTS

NOTE 3.  DEFERRED CHARGES AND OTHER ASSETS

          10. The requested disclosure has been added to footnote 3 to the financial statements.

SUPPLEMENTAL RESPONSE RE OP UNITS - NO CORRESPONDING COMMENT

          During a telephone conversation subsequent to the Comment Letter, the staff requested supplemental information regarding the put rights relating to the limited partnership units of the Operating Partnership ("OP Units"). While there were some investors who received OP Units in connection acquisitions which were not subject to a lock-up agreement or other restriction on their "put" right (only Conifer Development, Inc., Conifer Realty, Inc. and members of Conifer's management were subject to one-year lock-up agreements), none of such limited partners, or any partners of the Operating Partnership, have put any of their OP Units to the Operating Partnership. At this point, all OP Units have been outstanding for more than one year. We have advised the Company regarding the staff's position that if the OP Units may be put to the Operating Partnership before one year has elapsed from the date of issuance that such OP Units may be treated as common stock of the Company for registration purposes.

          Please call me at (716) 263-1687 with any questions you may have in connection with this response letter or the documents submitted. In my absence, you may speak with my colleague, Deborah Quinn, whose direct dial number is (716) 263-1307.

                                   Very truly yours,


                                   /s/Roger W. Byrd


cc:  Ann M. McCormick, Esq.
     Deborah McLean Quinn, Esq.


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